EXHIBIT 1.2
BA CREDIT CARD TRUST
BASERIES
CLASS A(2014-3) NOTES
TERMS AGREEMENT

        Dated: September 8, 2014

To:            BA CREDIT CARD FUNDING, LLC

Re:            Underwriting Agreement dated September 8, 2014

Series Designation: BAseries

Underwriters:  The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Class A(2014-3) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$ ,100,000,000	One-month LIBOR plus 0.29% per annum	100%

Interest Payment Dates: The 15th day of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing October 15, 2014.

Indenture:  The Second Amended and Restated Indenture dated as of October 20, 2006, between BA Credit Card Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee, as acknowledged and accepted by FIA Card Services, National Association, as Servicer.

Indenture Supplement:  The Amended and Restated BAseries Indenture Supplement dated as of June 10, 2006.

Terms Document:  The Class A(2014-3) Terms Document dated as of September 15, 2014.

Pooling and Servicing Agreement:  The Second Amended and Restated Pooling and Servicing Agreement dated as of October 20, 2006, as amended by the First Amendment thereto dated as of June 3, 2011, among BA Credit Card Funding, LLC (the "Company"), as Transferor, FIA Card Services, National Association (the "Bank"), as Servicer, and the Bank of New York Mellon, as Master Trust Trustee.

Series Supplement:  The Third Amended and Restated Series 2001-D Supplement dated as of March 2, 2009, as supplemented by the Addendum thereto dated as of March 31, 2010.

Purchase Price:  The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2014-3) Note:                                                      99.775%

Registration Statement:  333-189460, 333-189460-01, 333-189460-02.

Underwriting Commissions, Concessions and Discounts:  The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2014-3) Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance

0.225%	0.1350%	0.0675%

Time of Sale:  3:49 p.m. (Eastern Time) on September 8, 2014 (the time the first contract of sale was entered into as designated by the Representative).

Closing Date:  Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, the Bank and the Issuer hereby agree that the Closing Date shall be September 15, 2014, New York Time.

Location of Closing:  Chapman and Cutler LLP, 1717 Rhode Island Avenue, N.W., Washington, D.C. 20036-3026.

Payment for the Notes:  The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2014-3) Notes set forth opposite their names on Schedule I hereto.

Representations of the Underwriters: Each Underwriter of the Class A(2014-3) Notes has represented and agreed that: (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Class A(2014-3) Notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2014-3) Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
As Underwriter or as a Representative
of the Underwriters named in Schedule I hereto

By:       William A. Glenn
        Name:   William A. Glenn
         Title:     Managing Director

Accepted:

FIA CARD SERVICES, NATIONAL ASSOCIATION

By:      /s/ Keith W. Landis
        Name:  Keith W. Landis
        Title:    Vice President

BA CREDIT CARD TRUST

By:  BA CREDIT CARD FUNDING, LLC, not
  in its individual capacity but solely as Beneficiary
  on behalf of the Issuer

By:      /s/ Keith W. Landis
        Name:  Keith W. Landis
        Title:    Vice President

BA CREDIT CARD FUNDING, LLC

By:       /s/ Keith W. Landis
        Name:  Keith W. Landis
        Title:    Vice President

 [Signature Page to the BA Credit Card Trust
(BAseries Class A(2014-3)) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$1,100,000,000 Principal Amount of BAseries Class A(2014-3) Notes

Underwriters	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$935,000,000
Citigroup Global Markets Inc.	$41,250,000
Deutsche Bank Securities Inc.	$41,250,000
Mitsubishi UFJ Securities (USA), Inc.	$41,250,000
RBC Capital Markets, LLC	$41,250,000
Total	$1,100,000,000

Sch-I